As filed with the Securities and Exchange Commission on March 31, 2011
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SCIQUEST, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	56-2127592 (I.R.S. Employer Identification Number)
6501 Weston Parkway, Suite 200
Cary, North Carolina 27513
(919) 659-2100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Stephen J. Wiehe
President and Chief Executive Officer
SciQuest, Inc.
6501 Weston Parkway, Suite 200
Cary, North Carolina 27513
(919) 659-2100
(919) 659-2199 (Facsimile)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Grant W. Collingsworth, Esq. Seth K. Weiner, Esq. Morris, Manning & Martin, LLP 3343 Peachtree Road, N.E. Atlanta, GA 30326 Phone: (404) 233-7000 Facsimile: (404) 365-9532	William B. Asher, Jr., Esq. Lee S. Feldman, Esq. Choate, Hall & Stewart LLP Two International Place Boston, MA 02110 Phone: (617) 248-5000 Facsimile: (617) 248-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-172705
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting	Smaller reporting company company)	☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered(1)	per Share	Offering Price	Registration Fee
Common stock, par value $0.001 per share	900,000	$14.25	$12,825,000	$1,489

(1)	Includes 117,391 shares that the underwriters have an option to purchase to cover over-allotments, if any.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we are filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-172705), which we filed on March 9, 2011, and which the SEC declared effective on March 30, 2011. We are filing this registration statement for the sole purpose of increasing by 900,000 shares the number of shares of our common stock to be registered. The information set forth in our registration statement on Form S-1 (File No. 333-172705) is incorporated by reference in this filing.
The Company hereby certifies to the SEC that (i) it has instructed its bank to pay to the SEC the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the SEC’s account at U.S. Bank as soon as practicable (but no later than the close of business on March 31, 2011), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than March 31, 2011.
The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cary, State of North Carolina, on March 31, 2011.

SciQuest, Inc.
By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen J. Wiehe Stephen J. Wiehe	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2011
* Rudy C. Howard	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2011
* Noel J. Fenton	Chairman of the Board of Directors	March 31, 2011
* Daniel F. Gillis	Director	March 31, 2011
* Jeffrey T. Barber	Director	March 31, 2011
* Timothy J. Buckley	Director	March 31, 2011
* /s/ Stephen J. Wiehe By: Stephen J. Wiehe Agent and attorney-in-fact

II-2

EXHIBIT LIST

Exhibit No.	Description

5.1	Opinion of Morris, Manning & Martin, LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 (file No. 333-172705) filed March 9, 2011)